UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111. N. Canal, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices)

(Zip Code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the Potbelly Corporation (“Company”) annual meeting of shareholders held on May 12, 2016, the Company’s shareholders approved the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan (“LTIP”), to, among other things, increase the number of shares available for issuance under the LTIP to a total number of 2,500,000 and provide that dividends or dividend equivalents with respect to awards become vested and payable on the same basis as the underlying award. Pursuant to the LTIP, the Company may grant awards to any officer, director, employee, consultant, independent contractor or agent of the Company and/or a related company, and persons who are expected to become an officer, director, employee, consultant, independent contractor or agent of the Company or a related company.

A more complete description of the LTIP is contained in the Company’s Proxy Statement, dated March 24, 2016 (the “Proxy Statement”), as filed with the Securities and Exchange Commission (the “Commission”), under the heading “Proposal No. 3 APPROVAL OF AMENDED AND RESTATED POTBELLY CORPORATION 2013 LONG-TERM INCENTIVE PLAN,” as supplemented by the company’s Supplement to Proxy Statement, dated April 25, 2016, as filed with the Commission (the “Proxy Supplement”), each of which is incorporated by reference. The descriptions of the LTIP set forth in the Proxy Statement and the Proxy Supplement are qualified in their entirety by reference to the complete text of the LTIP, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016

POTBELLY CORPORATION

By:	/s/ Matthew Revord
Name: Matthew Revord
Title: Senior Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan

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